Exhibit 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-99914, 333-57810, 333-79407, 33-99914 and
333-32646.




/s/ Arthur Andersen LLP

Chicago, Illinois
June 29, 2001